                                                                    EXHIBIT 4.11

                            MONOCACY BANCSHARES, INC.
                            1994 STOCK INCENTIVE PLAN
                                  (as amended)

1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Monocacy Bancshares, Inc. (the "Corporation") and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

2. TERM. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or canceled according to their terms under the Plan.

3. STOCK. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 110,000 shares of the Corporation's common stock, par value $5.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of two (2) or more directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under Section 16(b) of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereto, a member of the Committee must be a director of the Corporation, and during the year prior to the commencing service on the Committee must be a director of the Corporation and during the year prior to commencing service on the, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for grants or awards. A majority of the Committee's membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

                The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5. AWARDS. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Section 421 and 422 of the Code, (b) "Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code, (c) Stock appreciation rights ("SARs"), or (d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any award shall not be prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to application laws of descent and distribution.

6. ELIGIBILITY. Persons eligible to receive Awards shall be those key officers and other management employees of the Corporation and each Subsidiary as determined by the Committee. In no case, however, shall any current member of the Committee be eligible to receive any Awards. A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7. QUALIFIED OPTIONS. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

                (a) No qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

                (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

                (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in Section 22(e)(3) of the Code, in which case such three (3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

                (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof, or less than the Stock's par value.

8. NON-QUALIFIED OPTIONS. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions.

                (a) determined by the Committee, shall not be less than the time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

                (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

                (c) The purchase price of a share of Stock subject to any Non-Qualified Option, as the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof.

9. STOCK APPRECIATION RIGHTS. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

                (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

                (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

                (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

                (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

                (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

                (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10. RESTRICTED STOCK. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

                (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

                (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

                (c) Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

                This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file of the Secretary of the Corporation.

        Upon the lapse of satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;

                (d) If a Recipient's employment with the Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11. EXERCISE. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such Stock for a period not less than the holding period described in Code Section 422(a)(l). Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

                The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation" stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms unless the transaction is not consummated and the agreement expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed;
        (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation, as determined by the Committee in its sole discretion, through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If an event described in (a), (b) or (c) occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such event and their rights under this paragraph 11.

12. WITHHOLDING. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully and federal, state and other jurisdictions' income and other tax withholding requirements.

13. VALUE. Where used in the Plan, the "fair market value" of Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the relevant date or, if no trade occurred on that day, on the next preceding day on which a trade occurred, (b) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the relevant date, or
        (c) in the event that the Stock is not then listed on an established exchange or quoted on NASDAQ, the average of the average of the closing bid and asked quotations of the Stock for five (5) trading days immediately preceding the relevant date as reported by such brokerage firms which are then making a market in the Stock. In the event that the Stock is not listed on an established exchange and no closing bid and asked quotations are available, fair market value shall be determined in good faith by the Committee. In the case of (b) or (c) above, in the event that no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

14. AMENDMENT. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; (b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder; and (c) notwithstanding anything to the contrary herein, no amendment may be adopted to increase the number of securities that may be issued under the Plan, except as specified in paragraph 18 hereof, materially increase the benefits accruing to recipients or materially modify the requirements for eligibility to participate in the Plan, without the approval of the shareholders of the Corporation, to the extent that shareholder approval is required under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as from time to time in effect. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

                In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Section 422 of the Code, including but not limited to the following provisions:

                (a) The aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

                (b) No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

                From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.